UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 14, 2007

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 400

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 14, 2007, we received a notice of termination from Wyeth with respect to our Development and License Agreement with Wyeth Consumer Healthcare Division, a division of Wyeth. The notice states that the termination will be effective as of April 16, 2007. We entered into the agreement on December 21, 2005, pursuant to which we granted Wyeth an exclusive worldwide license to our controlled delivery technology CDT® for the development, manufacture and commercialization of products containing ibuprofen. Under the terms of the agreement, Wyeth could elect to terminate the agreement without cause upon 30 days’ written notice.

A copy of the press release we issued in connection with the termination notification is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	SCOLR Pharma, Inc. press release, dated March 15, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: March 16, 2007	By:	/s/ Daniel O. Wilds
Daniel O. Wilds President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	SCOLR Pharma, Inc. press release dated March 15, 2007

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